UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2020

Parkview Capital Credit, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55411	47-2441958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Park Towers Uptown

1233 West Loop South, Suite 1170

Houston, Texas 77027

(Address of Principal Executive Offices, Zip Code)

(832) 402-1050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Independent Directors, Chief Executive Officer, Chief Financial Officer and Chief Compliance Officer.

Effective with the filing of the Form N54-C with the U.S. Securities and Exchange Commission (“SEC”), the independent directors of Parkview Capital Credit, Inc. (“Parkview”), Bert Beal, Odysseus M. Lanier and Stephan W. Parico have resigned. In addition, Keith W. Smith, Chief Executive Officer, and Charles Jacobson, Chief Financial Officer, have resigned their officer and board positions effective upon the filing of the Form N54-C. None of the directors resigned due to any disagreements with Parkview related to Parkview’s operations, policies or practices.

In connection with these resignations, the size of the Parkview board of directors will be reduced from five members to three members. The following individuals have been appointed as Class 2 directors:

Jacob Walthour, Jr.

Brad Southern

Keith Thomas

The purpose of filing the Form N54-C is to elect to de-register Parkview as a business development company so that it may operate as a private fund subject to SEC (3)(c)(1) of the Investment Company Act of 1940.

Additionally, Adrienne Yost Hart, Chief Compliance Officer, has resigned her officer position effective upon the filing of the Form N54-C.

Item 5.03 Amendments.

The information contained in Item 5.02 relating to the size of the board is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVIEW CAPITAL CREDIT, INC.

Dated: April 29, 2020	By:	/s/ Keith W. Smith
	Name:	Keith W. Smith
	Title:	President and Chief Executive Officer

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